Exhibit 21.3

Tre Hargett
Secretary of State

Division of Business Services
Department of State
State of Tennessee
312 Rosa L. Parks AVE, 6th FL
Nashville, TN 37243-1102

Filing Information

Name: **Motos America Nashville Inc.**

General Information

SOS Control # **001260773**
Filing Type: For-profit Corporation - Domestic
12/03/2021 1:37 PM
Status: Active
Duration Term: Perpetual

Formation Locale: TENNESSEE
Date Formed: 12/03/2021
Fiscal Year Close 12

Registered Agent Address
Motos America Nashville Inc.
VANCE HARRISON
STE 100
310 S PERIMETER PARK DR
NASHVILLE, TN 37211

Principal Address
VANCE HARRISON
STE 110
510 S 200 W
SALT LAKE CTY, UT 84101-2320

The following document(s) was/were filed in this office on the date(s) indicated below:

Date Filed	Filing Description	Image #
03/04/2022	Assumed Name	B1171-8366
New Assumed Name Changed From: No Value To: BMW Motorcycles of Nashville		
02/22/2022	Assumed Name	B1160-5897
New Assumed Name Changed From: No Value To: Motos America Nashville		
12/03/2021	Initial Filing	B1133-1094

Active Assumed Names (if any)	Date	Expires
BMW Motorcycles of Nashville	03/04/2022	03/04/2027
Motos America Nashville	03/02/2022	02/22/2027

3/23/2023 12:00:55 PM
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